SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
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                           MAY 12, 2004 (MAY 11, 2004)


                          CHESAPEAKE ENERGY CORPORATION
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             (Exact name of Registrant as specified in its Charter)



         OKLAHOMA                    1-13726                    73-1395733
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(State or other jurisdiction   (Commission File No.)           (IRS Employer
      of incorporation)                                      Identification No.)


     6100 NORTH WESTERN AVENUE, OKLAHOMA CITY, OKLAHOMA             73118
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        (Address of principal executive offices)                   (Zip Code)



                                 (405) 848-8000
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              (Registrant's telephone number, including area code)

                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5.  OTHER MATTERS

Chesapeake Energy Corporation ("Chesapeake") issued two press releases on May 11, 2004 that disclosed the following matters:

1. Chesapeake Announces Notice of Release of Agreement to Acquire $425 Million of Natural Gas Properties and Subsequent Conference Call.

Chesapeake Energy Corporation has scheduled the release of an announcement to acquire $425 million of natural gas properties after the close of trading on the New York Stock Exchange today, Tuesday, May 11, 2004.

A conference call is scheduled for this afternoon at 5:00 pm EDT, Tuesday, May 11, 2004 to discuss the release. The telephone number to access the conference call is 913.981.5523. We encourage those who would like to participate in the call to place your calls between 4:50 and 5:00 pm EDT.

For those unable to participate in the conference call, a replay will be available for audio playback at 9:00 pm EDT on Tuesday, May 11, 2004 and will run through midnight EDT Wednesday, May 26, 2004. The number to access the conference call replay is 719.457.0820; passcode for the replay is 437427.

The conference call will also be simulcast live on the Internet and can be accessed by going directly to the Chesapeake website at WWW.CHKENERGY.COM and selecting "Conference Calls" under the "Investor Relations" section. The webcast of the conference call will be available on our website indefinitely.

The Company's Press Release dated May 11, 2004 relating to the announcement concerning the agreement to acquire $425 million of natural gas properties and conference call is filed as EXHIBIT 99.1 to this current report on Form 8-K and is incorporated in its entirety into Item 5 of this report.

2. Chesapeake Announces Agreement to Acquire $425 Million of Natural Gas Properties

Chesapeake Energy Corporation today announced that it has entered into an agreement to acquire natural gas assets in the Ark-La-Tex region of northern Louisiana through the $425 million acquisition of the equity interests of Houston-based, privately-held Greystone Petroleum LLC. Greystone's major asset is its 16,100 gross acre contiguous leasehold position over the crest of the giant Sligo Field located in Bossier Parish, Louisiana. Discovered in 1938, Sligo has produced 1.6 tcfe of natural gas from the Rodessa, Pettit, Hosston and Cotton Valley formations at depths of 4,100 feet to 9,600 feet.

Through this transaction, Chesapeake anticipates acquiring an internally estimated 214 billion cubic feet of gas equivalent proved reserves (bcfe) and production of 45 million cubic feet of natural gas equivalent production (mmcfe) per day.

After allocating approximately $65 million of the purchase price to unevaluated leasehold and mid-stream gas assets, Chesapeake's acquisition cost per thousand cubic feet of gas equivalent (mcfe) of proved reserves will be $1.68. The proved reserves have a reserves-to-production index of 13.0 years, are 98% gas, are 93% operated, are 55% proved developed and have current lease operating expenses of $0.39 per mcfe. Greystone's very low lease operating expenses (approximately $0.35 per mcfe below the industry average) create unusually high economic value per mcfe of proved reserves.

The acquisition is expected to close on June 2, 2004 and is subject to customary closing conditions. The company intends to finance the acquisition using a combination of proceeds from a new private issue of senior notes, borrowings from the company's newly expanded $500 million bank credit facility and cash on hand.

Greystone was formed in 1995 by Joe M. Bridges and Michael A. Geffert who later were joined as equity holders by the private equity firm First Reserve Corporation to help fund Greystone's acquisition of interests in the Sligo Field in 2002. Greystone was advised in the sale to Chesapeake by Simmons & Company International and Griffis & Associates, LLC. Chesapeake was advised by Randall & Dewey.

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3.       Chesapeake Updates Hedging Positions

Chesapeake has recently hedged the current daily natural gas production of 45 mmcf from the new acquisition at the attractive price of $6.25 per mcf for June 2004 through June 2005.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits. The following exhibits are filed herewith:

          99.1 Press Release issued by the Registrant on May 11, 2004 concerning the release of agreement to acquire $425 million of natural gas properties and subsequent conference call.

          99.2 Press Release issued by the Registrant on May 11, 2004 concerning an agreement to acquire $425 million of natural gas properties, additions to hedging positions and increases in 2004 production forecasts. (This
     Exhibit 99.2 is being filed solely for the purposes of Item 9 of this report and shall not be deemed incorporated in any other item of this report.)


ITEM 9.            REGULATION FD DISCLOSURE

Chesapeake issued a press release on May 11, 2004 concerning a $425 million acquisition of natural gas properties, increases in its hedging positions and increases in 2004 production forecasts. This press release is filed as EXHIBIT
99.2 to this current report on Form 8-K solely for the purposes of Item 9 of this report. This press release disclosed the following matters:

1.       Additional Information Concerning Proposed Acquisition

In connection with announcing a $425 million pending acquisition, Chesapeake estimated that the acquisition also includes 51 bcfe of probable and possible reserves. Pro forma for this acquisition, Chesapeake's proved oil and natural gas reserves will be approximately 3.8 trillion cubic feet of natural gas equivalent (tcfe) and its projected June 2004 production will exceed 950 million cubic feet of natural gas equivalent per day. The company plans to increase production from the Greystone properties by approximately 50% to 65-70 mmcfe per day through a 2-4 rig drilling program during the next 12-18 months. Chesapeake has identified approximately 70 proved undeveloped and 75 probable and possible locations on the acreage. Including anticipated future drilling costs for fully developing the proved, probable and possible reserves, the company estimates that its all-in acquisition cost for the 265 bcfe if estimated reserves will be $1.94 per mcfe.

2.       Updated 2004 Production Forecasts

Chesapeake is today increasing its 2004 production forecast by 11.0 bcfe (3.3%) to a range of 341-347 bcfe (940 mmcfe per day at the mid-point) from a range of 330-336 (910 mmcfe per day at the mid-point). Approximately 9.7 bcfe of this
11.0 bcfe increase is attributable to the anticipated production from the Greystone transaction while 1.3 bcfe is attributable to anticipated higher production from better than expected recent drilling results.

3.       Additional Hedging Information

The press release dated May 11, 2004, filed as EXHIBIT 99.2 to this report, also includes tables that compare Chesapeake's projected 2004-2007 oil and natural gas production volumes that have been hedged as of May 11, 2004 to what had been previously hedged as of April 26, 2004. Depending on changes in oil and natural gas futures markets and management's view of underlying oil and natural gas supply and demand tends, Chesapeake may either increase or decrease its hedging positions at any time in the future without notice.

Chesapeake's updated 2004 forecast is included in EXHIBIT 99.2 in an Outlook dated May 11, 2004 labeled Schedule "A". This Outlook has been changed from the Outlook dated April 26, 2004 (attached as Schedule "B" for investors' convenience) to reflect the increased production forecast announced today and the projected effects from changes in our hedging positions.

With the filing of this report on Form 8-K, we are posting the same information on our web site at WWW.CHKENERGY.COM. We caution you that our outlook is given as of May 11, 2004 based on currently available information, and that we are not undertaking any obligation to update our estimates as conditions change or other information become available

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FORWARD LOOKING STATEMENTS AND RELATED MATTERS


This press release and the accompanying exhibits include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our current expectations or forecasts of future events. They include expectations regarding closing of the announced acquisitions, estimates of oil and gas reserves, expected oil and gas production and future expenses, projections of future oil and gas prices, planned capital expenditures and estimated costs for drilling, leasehold acquisitions and seismic data, and statements concerning anticipated cash flow and liquidity, business strategy and other plans and objectives for future operations. Disclosures concerning derivative contracts and their estimated contribution to our future results of operations are based upon market information as of a specific date. These market prices are subject to significant volatility. Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Factors that could cause actual results to differ materially from expected results are described under "Risk Factors" in Item 1 of our 2003 Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission (SEC). They include the volatility of oil and gas prices; adverse effects our substantial indebtedness could have on our operations and future growth; our ability to compete effectively against strong independent oil and gas companies and majors; the cost and availability of drilling and production services; possible financial losses as a result of our commodity price and interest rate risk management activities; uncertainties inherent in estimating quantities of oil and gas reserves, including reserves we acquire, projecting future rates of production and the timing of development expenditures; exposure to potential liabilities of acquired properties; our ability to replace reserves; the availability of capital; changes in interest rates; and drilling and operating risks. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release, and we undertake no obligation to update this information.

The SEC has generally permitted oil and gas companies, in filings made with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use the terms "probable" and "possible" reserves or other descriptions of volumes of reserves potentially recoverable through additional drilling or recovery techniques that the SEC's guidelines may prohibit us from including in filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being actually realized by the company. We cannot assure you that we can recover our estimated volumes of oil and natural gas reserves.

The announcement of a proposed offering of senior notes in this press release shall not constitute an offer to sell or a solicitation of an offer to buy the senior notes. The terms of any such offering and the senior notes offered thereby have not been decided. The senior notes will not be registered under the Securities Act of 1933 or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and state laws.

Chesapeake Energy Corporation is one of the six largest independent U.S. natural gas producers. Headquartered in Oklahoma City, the company's operations are focused on exploratory and developmental drilling and producing property acquisitions in the Mid-Continent, Permian Basin, South Texas, Texas Gulf Coast and Ark-La-Tex regions of the United States. The company's Internet address is WWW.CHKENERGY.COM.

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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            CHESAPEAKE ENERGY CORPORATION



                                       By:  /S/ AUBREY K. MCCLENDON
                                            -----------------------------------
                                                Aubrey K. McClendon
                                              Chairman of the Board and
                                               Chief Executive Officer

Dated:        May 12, 2004

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